Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-8
(Form Type)

Artesian Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type		Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	1	Class A Non-Voting Common Stock, par value $1.00 per share	Rule 457(c) and Rule 457(h)	274,932	$33.57	$9,229,467.24	$138.10 per $1,000,000	$1,274.59
Total Offering Amounts						$9,229,467.24		$1,274.59
Total Fee Offsets								$0.00
Net Fee Due								$1,274.59

(1)
This registration statement on Form S-8 (the “Registration Statement”) relates to shares of Class A Non-Voting Common Stock of Artesian Resources Corporation (the “Company”) that may be offered or sold pursuant to the Artesian Resources Corporation 2025 Equity Compensation Plan (the “2025 Plan”).  This registration statement also relates to an indeterminate number of shares of Class A Non-Voting Common Stock that may be issued by reason of any stock split, stock dividend, spinoff, recapitalization or any other similar transaction in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).  In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2025 Plan.

The amount registered consists of 263,932 shares of Class A Non-Voting Common Stock, plus 11,000 shares of Class A Non-Voting Common Stock subject to outstanding grants under the 2015 Equity Compensation Plan as of the effective date of the 2025 Plan.

The estimated maximum offering price per unit and maximum aggregate offering price is calculated solely for purposes of determining the registration fee for this offering under the 2025 Plan. It is not known how many shares will be issued under the 2025 Plan. The above calculation is based on the offering of 274,932 shares of Class A Non-Voting Common Stock at a purchase price of $33.57 per share, which is the average of the high and low prices of the Class A Non-Voting Common Stock as reported in the Nasdaq Stock Market on October 28, 2025, which were $33.97 and $33.17, respectively.